Exhibit 10.5

HEYER

MEDICAL AG

Unit 2006, Tower D, Yuanyang International Center

62 DongSiHuan Middle Road, Chaoyang District

Beijing 100025

T: 010-85185165

Email: sales@heyer.cn

www.heyermedical.de

Authorization Agreement

HEYER Medical, AG hereby appoints DEHAIER Medical Technology Co., Ltd as the Agent for the full distribution, after-sales service and related matters of the company’s anesthesia machine in the areas of Sichuan, Chongqing, Yunnan, Guizhou, Shaanxi, Gansu, Qinghai, Ningxia Hui Autonomous Region, Beijing, Henan, Jiangxi, Hebei, Jiling, and the Yiyang region of Hunan.

So hereby is authorized.

This authorization is valid from January 1, 2011 to December 31, 2012.

HEYER Medical, Ag

/s/ Gao, Wei

Gao, Wei

Sales and Marketing Manager

/s/ Mi, Fu

Mi, Fu

General Manager

December 31, 2010